Exhibit 10.6

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) made this 16th day of November, 2004, by and among COMMUNITY BANKS, INC., a Pennsylvania corporation, COMMUNITY BANKS, a Pennsylvania bank and trust company (hereinafter collectively referred to as the “Company”), and GEORGE B. CRISP, an adult individual (hereinafter referred to as “Executive”).

BACKGROUND:

A. On April 11, 2000, Executive entered into an Employment Agreement with Blue Ball National Bank (“Blue Ball Employment Agreement”).

B. PennRock Financial Services Corp. (“PRFS”) has entered into an Agreement (“Merger Agreement”) with Community Banks, Inc. (“CMTY”), in which PRFS has agreed to merge with and into CMTY, with CMTY to be the surviving corporation (“Merger”). Simultaneously, Blue Ball National Bank (“Blue Ball”) has entered into a Bank Plan of Merger, in which Blue Ball has agreed to merge with and into Community Banks (“CB”), with CB to be the surviving bank.

C. The Company wishes to employ Executive, and Executive wishes to be employed by the Company, following the Merger, and the desire to set forth the terms and conditions of their agreement herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the agreements hereinafter contained, and intending to be legally bound hereby, the parties agree as follows:

1. Duties as Executive. Company shall employ Executive and Executive shall serve Company as a Senior Vice President of CB and CMTY, or to such comparable executive positions to which he may be reasonably appointed by the Company’s board of directors in light of his experience and abilities. During his employment by the Company, Executive shall serve Company under the direction of, and in a manner satisfactory to the CEO and the Board of Directors of the Company. He shall perform his duties faithfully, diligently, and to the best of his ability and shall devote his full time and best efforts to the affairs of the Company.

2. Compensation as Executive. As compensation for all services performed by Executive for Company while employed thereby, Company shall:

a. Pay Executive in regular installments, a salary fixed from time to time by the Company (which, for the first twelve-month period of the Agreement, will not be less than the annual salary Executive received in the last year of the Blue Ball Employment Agreement);

b. Pay Executive bonuses as declared from time to time by the Company; and

c. Provide Executive with such health, accident, disability, life insurance, retirement benefits and such other benefits as are now in force or as may be authorized by the board of directors.

3. Reimbursement of Expenses. Company shall reimburse Executive within thirty (30) days from billing date for necessary and properly documented travel and business expenses, not otherwise reimbursed, incurred by Executive on behalf of Company.

4. Term of Employment. The term of the Executive’s employment under this Agreement shall commence upon the execution of this Agreement and shall continue for a period of two (2) years. On each anniversary of the effective date of this Agreement (“Anniversary”), the term of this Agreement and the period of the Executive’s employment hereunder will be automatically extended for successive two-year periods unless, no later than ninety (90) days prior to an Anniversary, either the Company or the Executive gives written notification to the other of an intention not to renew this Agreement. Notwithstanding the foregoing provisions, upon the occurrence of a Change of Control (as hereinafter defined), the term of this Agreement shall automatically renew and be extended for two (2) years from the date thereof.

5. Termination of Employment.

a. Disability. If the Executive becomes permanently disabled (as certified by a licensed physician chosen by the Company and the Executive or in the event that the Company and the Executive cannot agree upon a physician, each shall designate a licensed physician, and the licensed physicians so designated shall appoint a third physician whose decision shall be binding upon the parties) because of sickness, physical or mental disability, or any other reason, and is unable to perform or complete his duties under this Agreement for a period of ninety (90) consecutive days (or time equal to the elimination period under any disability insurance program provided by the Company to the Executive), the Company shall have the option to terminate this Agreement by giving written notice of termination to the Executive. Such termination shall be without prejudice to any right the Executive has under any disability insurance program maintained by the Company.

b. Cause. The Company may terminate this Agreement and the Executive’s employment hereunder for Cause at any time. For the purposes of this Agreement, the Board shall have “Cause” to terminate the Executive’s employment upon (1) the failure by the Executive to substantially perform his duties hereunder, other than any such failure resulting from the Executive’s incapacity due to physical or mental illness (after the Board’s notice to the Executive and the Executive’s failure to cure same within thirty (30) days of such notice); (2) the engaging by the Executive in willful misconduct materially injurious to Community; (3) gross negligence, malfeasance, or dishonesty of the Executive in the performance of his duties (after the Board’s notice to the Executive and the Executive’s failure to cure same within thirty (30) days of such notice); (4) the commission by the Executive of an act constituting a felony or the conviction of the Executive of a misdemeanor based on dishonesty; (5) the willful and material breach by the Executive of any of his other obligations under this Agreement (after the Board’s notice to the Executive and the Executive’s failure to cure same within thirty (30) days of such notice); (6) the refusal or failure of the Executive to carry out reasonable directives of the Board (after the Board’s notice to the Executive and the Executive’s failure to cure same within thirty (30) days of such notice); (7) receipt of a final written directive or order of any governmental body or entity having jurisdiction over Community requiring termination or removal of the Executive as an officer of the Company; (8) repeated and consistent failure of the Executive to be present and work during normal business hours unless the absence is due to disability described in Section 7(a) below (after the Board’s notice to the Executive and the Executive’s failure to cure same within thirty (30) days of such notice); or (9) insubordinate, gross incompetence or misconduct in the performance of, or gross neglect of, the Executive’s duties hereunder (after the Board’s notice to the Executive and the Executive’s failure to cure same within thirty (30) days of such notice).

c. Good Reason. The Executive may terminate his employment hereunder for Good Reason. The term “Good Reason” shall mean (i) any assignment to the Executive, without his consent, of any duties other than those contemplated by Section 1 hereof, or any reduction in the Executive’s duties or responsibilities for the Company; (ii) any removal of the Executive from any of the positions indicated in Section 1 hereof, except in connection with termination of the Executive’s employment for Cause, a promotion of Executive to a higher position or an assignment to Executive of a title and duties and responsibilities approximately comparable to the those involved in the positions indicated in Section 1 above; (iii) a reduction of the Executive’s annual salary; (iv) breach by the Company of its obligations under Section 2 hereof (after the Executive’s notice to the Company and the Company’s failure to cure such breach within thirty (30) days of such notice); or (v) any other willful and material breach by the Company of this Agreement (after the Executive’s notice to the Company and the Company’s failure to cure such breach within thirty (30) days of such notice).

6. Payments Upon Termination.

a. Death, Disability or for Cause. If the Executive’s employment shall be terminated because of death, disability or for Cause, the Company shall pay the Executive his full salary through the date of termination at the rate in effect at the time of termination, and other amounts owing to the Executive at the date of termination, and the Company shall have no further obligations to the Executive under this Agreement.

b. Unilateral and Good Reason Termination (Not Including Change of Control). If the Executive’s employment is terminated by the Company (other than for Cause or as a result of disability or nonrenewal of this Agreement), or if the Executive shall terminate his employment for Good Reason (except for a termination by the Executive for Good Reason following a Change of Control), then the Company shall pay the Executive his full salary from the date of termination for the remaining term of this Agreement. The Company shall not be required to maintain employee benefit plans and programs to which the Executive was entitled prior to the date of termination.

c. Termination Following Change of Control. If the Executive terminates his employment for Good Reason following a Change of Control or the Company, or any successor thereto, terminates Executive’s employment following a Change of Control (both, a “Change of Control Termination”), the Executive shall be entitled to compensation equal to two (2) times the Executive’s gross salary and bonus compensation for the calendar year preceding the date of such termination. The Executive shall receive the compensation provided for in this Section 6(c) in twenty-four (24) equal monthly installments payable beginning on the first day of the month succeeding the month in which the Change of Control Termination shall occur, provided that the obligation to pay the compensation provided for in this Section 6(c) shall terminate immediately upon the Executive’s violation of the terms and conditions of the non-disclosure and non-competition provisions set forth in paragraph 8 of this Agreement.

7. Definition of Change of Control. For purposes of this Agreement, the term “Change of Control” shall mean:

a. An acquisition by any “person” or “group” (as those terms are defined or used in Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act, as enacted and in force on the date hereof) of securities of the Company representing 24.99% or more of the combined voting power of the Company’s securities then outstanding;

b. A merger, consolidation or other reorganization of the Company, except where the resulting entity is controlled, directly or indirectly, by the Company;

c. A merger, consolidation or other reorganization of the Company, except where shareholders of the Company immediately prior to consummation of any such transaction continue to hold as least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after a transaction are former members of the Company’s Board of Directors;

d. A sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, except to an entity controlled, directly or indirectly, by the Company or a corporate division involving the Company;

e. A contested proxy solicitation of the Company’s shareholders that results in the contesting party obtaining the ability to cast twenty-five percent (25%) or more of the votes entitled to be cast in an election of directors of the Company; or

f. During any period of two (2) consecutive years during the term of this Agreement and any renewal hereof, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason (other than for health, disability or other medical incapacity or voluntary retirement) to constitute at least a majority thereof.

8. Non-disclosure and Non-competition. The Executive recognizes and acknowledges that during the course of his employment with the Company and during the course of his future employment with the Company he has acquired and/or may subsequently acquire privileged and confidential information concerning the Company’s or its affiliates’ current and prospective customers, their methods and ways of doing business, their plans and goals for future activities, and other confidential or proprietary information belonging to the Company or its subsidiaries or relating to the Company’s or its affiliates’ affairs (collectively referred to herein as the “Confidential Information”). The Executive further acknowledges and agrees that the Confidential Information is the property of the Company and that any misappropriation or unauthorized use or disclosure of the Confidential Information would constitute a breach of trust causing irreparable injury to the Company, and it is essential to the protection of the Company and its goodwill and to the maintenance of the Company’s competitive position that the Confidential Information be kept secret and not be disclosed to others or used to the Executive’s own advantage or the advantage of others. Accordingly, the Executive agrees that:

(a) Non-disclosure of Confidential Information. During his employment and following the termination thereof, Executive shall hold and safeguard the Confidential Information in trust for Company, its successors and assigns, that he shall not without the prior written consent of the Company misappropriate or disclose or make available to anyone for use outside of the Company at any time, either during his employment or subsequent to the termination of his employment, any of the Confidential Information whether or not developed by the Executive; and

(b) Restrictions on Competition. Further, the Executive agrees that he shall not, either during his employment with the Company or during the Restricted Period (as defined below) following the termination of Executive’s employment for any reason, without first obtaining the written consent of the Board of Directors of the Company, directly or indirectly, as an officer, director, employee, consultant, agent, partner, joint venturer, proprietary or otherwise, engage in, become interested in, or assist any business which is in competition with the Company or any of its affiliates or subsidiaries, in the areas of commercial banking, mortgage banking, leasing, or the taking of deposits and is located or operating in any of the counties in which the Company or any of its present or future subsidiaries may now or at any time prior to the termination of Executive’s employment have offices or any of the counties contiguous thereto, other than as a shareholder holding not more than one (1%) percent of the outstanding shares of any class of securities registered under the Securities Exchange Act of 1934. “Restricted Period” shall mean (i) in the event of a Change of Control Termination, a period of two years following such termination and (ii) in all other cases, the remainder of the term at the time that the termination occurred.

9. Not Salary. Any deferred compensation payable under this agreement shall not be deemed salary or other compensation to the Executive for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company for the benefit of its Executives.

10. No Assignment. The right of the Executive or any other person to the payment of deferred compensation or other benefits under this agreement shall not be assigned, transferred, pledged, or encumbered except by will or by the laws of the descent and distribution.

11. Binding Effect. This agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Executive and his heirs, executors, administrators, and legal representatives.

12. Governing Law. This agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

13. Severability. If any provision of this Agreement shall be found by any count of competent jurisdiction to be unenforceable, the parties hereby waive such provision to the extent that it is found to be unenforceable. Such provision may be modified by such court so that it becomes enforceable, and, as modified, will be enforced as any other provision hereof, all other provisions continuing in full force and effect.

13. Effective Date of Agreement. This Agreement shall become effective upon the Effective Date (as defined in the Merger Agreement) of the Merger, provided however, that if Executive delivers written notice to the Company on or before December 31, 2005 that (a) Executive does not wish to be employed by the Company and (b) that Executive wishes to be paid the severance benefit (“Severance Benefit”) provided for in Section 13 of the Blue Ball Employment Agreement (“Severance Notice”), then (x) the Company shall pay Executive the Severance Benefit, subject to all the terms and conditions of the Blue Ball Employment Agreement and (y) this Agreement shall terminate immediately, and the parties shall have no further obligation to one another, except for the obligations set forth in this Section 13. Delivery of a Severance Notice shall be deemed effective upon receipt by the Company, either by hand deliver or facsimile transmission, at the following address:

Community Banks, Inc.

750 East Park Drive

Harrisburg, Pennsylvania 17111

Attn.: Eddie L. Dunklebarger

Fax: 717-920-1683

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties and no prior promises, agreements or warranties, verbal or written, shall be of any force unless embodied herein. This Agreement is intended to supersede and replace the Blue Ball Employment Agreement. No modification of this agreement shall be of any force or effect unless reduced to writing and signed by both parties.

IN WITNESS WHEREOF, the Company has caused this agreement to be executed by its duly authorized officers and the Executive has hereunto set his hand and seal as of the date first above written.

COMMUNITY BANKS, INC.

/s/ Patricia E. Hoch	By	/s/ Eddie L. Dunklebarger
Witness		Eddie L. Dunklebarger, Chairman President and CEO

COMMUNITY BANKS

/s/ Patricia E. Hoch	By	/s/ Eddie L. Dunklebarger
Witness		Eddie L. Dunklebarger, President and CEO

EXECUTIVE:

/s/ Sherry L. Briscoe	/s/ George B. Crisp
Witness	George B. Crisp